UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

GOLDEN DEVELOPING SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 460573, Fort Lauderdale, FL 33346

(Address of Principal Executive Office) (Zip Code)

(623) 826-5206

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase and Sale Agreement – One

On October 4, 2022, Golden Developing Solutions, Inc., a Nevada corporation (“we”, “us” or the “Company”) entered into an Asset Purchase and Sale Agreement (the “APA One”) with Sai Siva Healthcare, LLC, a Florida limited liability company (“Seller”), pursuant to which the Company will purchase certain assets currently utilized in the operation of Seller’s pharmacy located at 12753 S.W. 42nd St., Miami, FL 33175.

The purchase price under the APA One is $3,050,000, which shall include inventory of $650,000, RX Data of $2,390,000 and member’s non-compete contribution of $10,000. Closing is not conditioned on the completion of the any due diligence.

The closing of the transactions provided for in the APA One (the “Closing Date”) shall occur on or before November 7, 2022, at a date, time and location to be agreed upon by Company and Seller.

Asset Purchase and Sale Agreement – Two

On October 4, 2022, the Company entered into a second Asset Purchase and Sale Agreement (the “APA Two”) with Bushnell Pharmacy LLC, a Florida limited liability company (“Seller Two”), pursuant to which the Company will purchase certain assets currently utilized in the operation of Seller Two’s pharmacy located at 1304 Golden Gate Drive, Southlake, TX 76092 .

The purchase price under the APA Two is $2,250,000, which shall include inventory of $550,000, RX Data of $1,690,000 and member’s non-compete contribution of $10,000. Closing is not conditioned on the completion of the any due diligence.

The closing of the transactions provided for in the APA Two (the “Closing Date Two”) shall occur on or before November 7, 2022, at a date, time and location to be agreed upon by Company and Seller Two.

The APA One and APA Two contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of their respective parties.

The foregoing descriptions of the APA One and APA Two are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement, dated as of October 4, 2022, by and between the registrant and Sai Siva Healthcare, LLC.

10.2	Purchase and Sale Agreement, dated as of October 4, 2022, by and between the registrant and Bushnell Pharmacy LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN DEVELOPING SOLUTIONS, INC.

Date: October 11, 2022	By:	/s/ Stavros Triant
Stavros Triant, Chief Executive Officer

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